FORM OF

AmericaFirst Quantitative Funds

Dealer Agreement

Arbor Court Capital, LLC, (the "Distributor") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of the AmericaFirst Quantitative Funds (the "Fund"), of which it is the exclusive underwriter.  The Distributor agrees to sell to you, subject to any limitations imposed by the Fund or any of its Portfolios (see Exhibit A), Shares issued by the Fund and to promptly confirm each sale to you.  All sales will be made according to the following terms:

1.

All offerings of any of the Shares by you must be made at the public offering price, and shall be subject to the conditions of offering, set forth in the then current Prospectus of the Fund (the "Prospectus") and Statement of Additional Information of the Fund (the “SAI”) and to the terms and conditions herein set forth, and you agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and the Rules of Fair Practice of the Financial Industry Regulatory Authority ("FINRA"), including Section 24 of the Rules of Fair Practice of the NASD.  You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction, or where you are not qualified to act as a dealer.  Upon application to the Distributor, the Distributor will inform you as to the states or other jurisdictions in which the Distributor believes the Shares may legally be sold.

2.

You hereby authorize the Distributor to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record.  All designations as Dealer of Record, and all authorizations of the Distributor to act as your Agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his open account to another Dealer of Record.

3.

The Distributor or the Fund reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering price determined by, or for, the Fund.

4.

All orders are subject to acceptance or rejection by the Distributor or the Fund in its sole discretion.  The Distributor reserves the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

5.

Payment shall be made to the Fund and shall be received by its transfer agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law.  With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to the Distributor all of your right, title and interest in such Shares to secure payment therefore.  You appoint the Distributor as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph.  If such payment is not received within the required time period, the Distributor reserves the right, without notice, and at its option, forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Fund, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person.  You agree that the Distributor may hold you responsible for any loss, including loss of profit, suffered by the Fund, its Transfer Agent or the Distributor, resulting from your failure to make payment within the required time period.

6.

No person is authorized to make any representations concerning Shares of the Fund except those contained in the current applicable Prospectus and SAI and in sales literature issued and furnished by the Distributor supplemental to such Prospectus and SAI.  The Distributor will furnish additional copies of the current Prospectus and SAI and such sales literature and other releases and information issued by the Distributor in reasonable quantities upon request.

7.

Under this Agreement, you act as principal and are not employed by the Distributor as broker, agent or employee.  You are not authorized to act for the Distributor nor to make any representation on its behalf; and in purchasing or selling Shares hereunder, you rely only upon the current Prospectus and SAI furnished to you by the Distributor from time to time and upon such written representations as may hereafter be made by the Distributor to you over its signature.

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8.

You appoint the transfer agent for the Fund as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, and you guarantee the legal capacity of your customers purchasing such Shares and any co-owners of such Shares.

9.

You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of the Distributor, or the request of the Fund, promptly make such records available to the Distributor or to the Fund as are requested, and (b) promptly notify the Fund and the Distributor if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner.  If you hold Shares as record owner for your customers you will be responsible for maintaining all books and records which reflect your beneficial ownership of the Shares, which records shall specifically reflect that you are holding Shares as agent, custodian, or nominee for your customers.  In addition, you will establish appropriate procedures and reporting forms and schedules, approved by the Distributor and by the Fund, to enable the parties hereto and the Fund to identify all accounts opened and maintained by your customers.

10.

Each party hereto represents that it is presently, and, at all times during the term of this Agreement, will be, a member in good standing of the FINRA and agrees to abide by all its Rules of Fair Practice including, but not limited to, the following provisions:

(a)  You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding.  You shall not purchase any Shares from the Distributor other than for investment, except for the purpose of covering purchase orders already received.

(b)  All conditional orders received by the Distributor must be at a specified definite price.

(c)  Neither the Distributor, as exclusive underwriter for the Fund, nor you as principal, shall purchase any Shares from a record holder at a price lower than the net asset value then quoted by, or for, the Fund.  Nothing in this sub-paragraph shall prevent you from selling Shares for the account of a record holder to the Distributor or the Fund at the net asset value currently quoted by, or for, the Fund and charging the investor a fair commission for handling the transaction.

(d)  You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares at net asset value by the same pursuant to the terms of the Prospectus and SAI of the Fund is for investment purposes only and not for purposes of resale.  Shares so purchased may be resold only to the Fund.

11.

You agree that you will indemnify defend and hold harmless the Distributor, the Fund, the Fund's transfer agent, the Fund's investment adviser, and the Fund's custodian and each of their respective affiliates, directors, officers, shareholders, agents and representatives and hold such persons harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with you which are performed in connection with the discharge of your responsibilities under this Agreement.  If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing, and all costs of such defense shall be borne by you.

12.

The Distributor shall indemnify, defend and hold harmless you and each of your affiliates, directors, officers, employees and agents and each person who controls you within the meaning of the Securities Act of 1933, as amended (collectively, the "Indemnified Parties") from and against any and all losses insofar as such losses arise out of or are based upon (1) the Distributor's negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under the Agreement,  and (2) any material breach by the Distributor of a representation, warranty or covenant made in this Agreement.  The Distributor shall also reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such losses.  This indemnity provision is in addition to any other liability which the Distributor may otherwise have.  Promptly after receipt by an Indemnified Party of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Distributor under this section, notify the Distributor of the commencement thereof, but the omission so to notify the Distributor will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any

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Indemnified Party, and it has notified the Distributor of the commencement thereof, the Distributor will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party.  After notice from the Distributor of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Distributor shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The Indemnified Party may not settle any action without the written consent of the Distributor.  The Distributor may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability.  In either event, consent shall not be unreasonably withheld.

13.

This Agreement may be assigned by the Distributor to an affiliated entity controlling, controlled by, or under common control with the Distributor, provided, however, that this Agreement will automatically terminate in the event of its assignment as such term is defined in the Investment Company Act of 1940.  Either party hereto may cancel this Agreement without penalty upon ten days' written notice.  This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Directors or The Board of Trustees of the Fund who are not "interested persons" (as such term is defined in the Investment Company Act of 1940), or by a vote of a majority of the outstanding voting securities of the Fund on ten days' written notice.

14.

All communications to the Distributor should be sent to Arbor Court Capital, LLC, 8000 Town Centre Drive, Suite 400, Broadview Heights, Ohio 44147, Attention:  President, or at such other address as the Distributor may designate in writing.  Any notice to you shall be duly given if mailed or telegraphed to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

15.

This Agreement supersedes any other agreement with you relating to the offer and sale of the Shares, and relating to any other matter discussed herein.

16.

You and Distributor each acknowledge that it may be provided “non-public personal information” (as defined in Regulation S-P under the Securities Exchange Act of 1934, as amended (“Regulation S-P”)) resulting from transactions or services in connection with Shares sold under this Agreement.  Each agrees that it shall comply with all Federal and State laws and regulations applicable to it and relating to privacy and the use or disclosure of such non-public personal information.  Each also represents and warrants that it has implemented and agrees that it will maintain an effective information security program to protect non-public personal information, which program includes administrative, technical and physical safeguards: (i) to ensure the security and confidentiality of non-public personal information; (ii) to protect against any anticipated threats or hazards to the security or integrity of such non-public personal information; and (iii) to protect against unauthorized access to or use of non-public personal information.  Each, upon request of the other, shall investigate any alleged disclosure of non-public personal information, and certify to the other (and to the Fund, if the request originates from the Distributor) the results of such investigation, and provide documentation in support thereof.

17.

You hereby represent and warrant that you formulate, maintain and uniformly administer policies and procedures (as amended from time to time, the “Dealer AML Program”) that are designed to ensure compliance with the USA Patriot Act of 2001, the Bank Secrecy Act of 1970, the Customer Identification Program rules jointly adopted by the SEC and U.S. Treasury Department, and other applicable regulations adopted there under (collectively, the “Applicable AML Laws”).  During the term of this Agreement, you shall certify, in the form of Exhibit B hereto, to the Trust’s Board of Trustees that you have implemented the Dealer AML Program in accordance with the terms of this agreement.  Upon request of the Fund or the Distributor, you shall investigate any purchase or redemption of Shares, certify to the Fund and the Distributor that such purchase or redemption conforms, to the best of your knowledge, with the terms and conditions of this Agreement, and provides documentation in support thereof.

18.

You hereby represent and warrant that you formulate, maintain and uniformly administer policies and procedures that are designed to deter abusive mutual fund trading and sales practices related to “Late Trading, Market Timing, and Reduction in Sales Charges”.  During the term of this Agreement, you shall certify, in the form of Exhibit C hereto, to the Trust’s Board of Trustees that you have implemented applicable procedures in accordance with the terms of this agreement.  Upon request of the Fund or the Distributor, you shall investigate any purchase or redemption of Shares, certify to the Fund and the Distributor that such purchase or redemption conforms, to the best of your knowledge, with the terms and conditions of this Agreement, and provide documentation in support thereof.  With respect to Shares held by you on an omnibus basis with the Funds, you shall upon

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Distributor’s request, promptly provide the Taxpayer Identification Number of each shareholder that purchased, redeemed, transferred or exchanged shares of a Fund (other than money market funds) and the amount and dates of such shareholder purchases, redemptions, transfers and exchanges and your representative name and branch location connected with such purchases, redemptions, transfers and exchanges; and you shall follow Distributor’s instructions to restrict or prohibit further purchases or exchanges of Shares by a shareholder that has been identified by Distributor as having engaged in transactions of Shares (whether directly or through you that violate the policies and procedures of the Funds as disclosed in each Fund’s Prospectus or that are deemed disruptive to the Funds as determined by Distributor in its sole discretion.

19.

This Agreement shall be binding (i) upon placing your first order with the Distributor for the purchase of Shares, or (ii) upon receipt by the Distributor in Broadview Heights, Ohio of a counterpart of this Agreement duly accepted and signed by you, whichever shall occur first.  This Agreement shall be construed in accordance with the laws of the State of Ohio.  You and the Distributor hereby consent to exclusive jurisdiction of courts located in the State of Ohio for any dispute arising under this Agreement.

20.

The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

If the foregoing is in accordance with your understanding of our agreement, please sign and return two copies of this Agreement to the Distributor.

ACCEPTED BY DEALER

Provider:  __________________________________

Clearing #:  _________________________________

Broker Dealer Tax I.D. #:  _____________________

NSCC Alpha Code:  __________________________

Address:   __________________________________

Trading Contact:  ____________________________

City:   _____________________________________

Telephone #:  _______________________________

State:  ________________   Zip Code:  __________

Fax:  ______________________________________

Firm CRD#:

______________________

E-Mail:  ___________________________________

Dated:_____________________________________

By: _______________________________________

         (Authorized Signatory)

Name:  _____________________________________

Title:    _____________________________________

ARBOR COURT CAPITAL, LLC.

8000 Town Centre Dr. Suite 400

Broadview Heights, Ohio 44147

By:   ____________________________________________

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Name:

Gregory B. Getts

Title:

Chief Executive Officer

Date:  ___________________________________________

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Exhibit A

Portfolios

Name	CUSIP	Ticker
AmericaFirst Defensive Growth Fund Class A	02365Y100	DGQAX
AmericaFirst Defensive Growth Fund Class I	02365Y308	DGQIX
AmericaFirst Defensive Growth Fund Class U	02365Y209	DGQUX
AmericaFirst Income Fund Class A	02365Y407	AFPAX
AmericaFirst Income Fund Class I	02365Y605	AFPIX
AmericaFirst Income Fund Class U	02365Y506	AFPUX
AmericaFirst Large Cap Share Buyback Fund Class A	02365Y811	SBQAX
AmericaFirst Large Cap Share Buyback Fund Class I	02365Y787	SBQIX
AmericaFirst Large Cap Share Buyback Fund Class U	02365Y795	SBQUX
AmericaFirst Quantitative Strategies Fund Class A	02365Y860	AFIAX
AmericaFirst Quantitative Strategies Fund Class C	02365Y878	AFISX
AmericaFirst Quantitative Strategies Fund Class I	02365Y829	AFIIX
AmericaFirst Seasonal Rotation Fund Class A	02365Y852	STQAX
AmericaFirst Seasonal Rotation Fund Class I	02365Y837	STQIX
AmericaFirst Seasonal Rotation Fund Class U	02365Y845	STQUX
AmericaFirst Tactical Alpha Fund Class A	02365Y704	ABRFX
AmericaFirst Tactical Alpha Fund Class I	02365Y803	ABRWX
AmericaFirst Tactical Alpha Fund Class U	02365Y886	ABRUX

*Unless otherwise indicated in writing, all additions to the AmericaFirst Quantitative Funds Trust, either through new offerings or acquisitions, will automatically fall under the rules established under this dealer agreement and will not require an amendment to the current agreement.

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Exhibit B

Anti-Money Laundering-Customer Identification Program Certification

The Firm hereby represents and warrants that it has:

•

Established and implemented policies, procedures and internal controls reasonably designed to achieve compliance with all anti-money laundering laws and regulations, including applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.  As part our Anti-Money Laundering program, the Firm has taken reasonable steps to identify the customers for whom it acts in its dealing with the Trust and will monitor customer transactions in order to detect and where appropriate, report suspicious activities.

•

Designated an individual or individuals responsible for implementing and monitoring those policies, procedures and internal controls;

•

Conducted regular searches of its databases for customer names and countries appearing on the U.S. governmental agencies’ control lists of prohibited persons (i.e., lists maintained by the Office of Foreign Assets Control).

•

Provided ongoing training for the appropriate personnel with respect to those policies, procedures and internal controls; and

•

Provided for annual testing of those policies, procedures and internal controls by independent personnel or by a qualified outside party.

Certified by:

Name of Company:
Signature:
Print Name:
Title:
Date:
Telephone:

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Title III of the USA PATRIOT act makes a number of amendments to existing anti-money laundering provisions in the United States Code.  Please complete the questionnaire below to demonstrate your firm’s compliance with effective provisions of the USA PATRIOT act.  Please provide this completed questionnaire along with the remaining due diligence documents.

Firm:

◆ Does your firm have an Anti-Money Laundering (“AML”) program including written policies and procedures?	Yes No
à If yes, does your firm perform periodic audits to verify Compliance with the AML program?	Yes No
◆ Does your firm have a named AML Compliance Officer?	Yes No
à If yes, please provide the AML Compliance Officer’s Name ________________________________________________ Telephone number: _____________________________________
◆ Does your firm have an AML training program?	Yes No
If no, are their plans to develop AML training programs during the year?	Yes No
◆ Does your firm monitor transactions to identify potentially suspicious activities?	Yes No
à?If no, are their plans to develop monitoring tools during the year?	Yes No
◆ Does your firm file Suspicious Activity Reports with FinCEN?	Yes No
à If no, does your firm plan to develop processes to file with FinCEN during the year?	Yes No
◆ Has your firm registered under Section 314(b) of the USA Patriot Act?	Yes No

Please provide a general description of your AML program:

______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Please describe your audit process of the program (i.e., external or internal and by whom):

____________________________________________________________________________________________________________________________________________________________________________________

Please give a brief description of your employee AML training

____________________________________________________________________________________________________________________________________________________________________________________

Name of Company:
Signature:
Print Name & Title:
Date:
Telephone:

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Exhibit C

Trading Controls Certification

The undersigned company (“we” or the “Company”) is responsible for establishing and maintaining effective internal controls to reasonably ensure compliance with applicable legal and regulatory requirements and any terms or limitations as specified in the fund prospectus related to the Company’s sale of open-end investment company shares known as the AmericaFirst Quantitative Funds, distributed by the Arbor Court Capital, LLC.

We, the Company will follow all such applicable laws, rules, and regulations as it relates to the sale of the Fund shares, and will comply with the terms and conditions of the selling agreement in place between the Company and the Distributor.  In addition, we specifically agree and certify that:

1.

The Company’s policies and procedures provide reasonable assurance that orders for Fund shares received by the Company prior to the Fund’s pricing time on each business day are segregated from orders received by us after the Fund’s pricing time and such orders received prior to the pricing time are promptly transmitted to the Funds (or their agents) for execution at the current day’s net asst value (NAV”).

2.

The Company’s policies and procedures provide reasonable assurance that Fund orders received by the Company after the funds pricing time on a business day are promptly transmitted to the Funds (or their agents) for execution at the next day’s net asst value (NAV”).

3.

The Company will cooperate with all requests by the Funds or their designee with respect to discouraging, monitoring and terminating patterns of trading that the Funds deem disruptive.  The Company agrees to comply with any restrictions and limitations on purchases, redemptions and exchanges described in the Fund prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e. market timing).

4.

The Company has procedures reasonably designed to ensure that its customers receive the benefit of any appropriate reduction in sales charges as described in an applicable Fund prospectus.

Name of Company:
Signature:
Print Name:
Title:
Date:
Telephone:

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Rule 22c-2 Shareholder Information Agreement

This AGREEMENT entered into as of ____________________, by and between Arbor Court Capital, LLC as distributor ("Fund Agent") to the AmericaFirst Quantitative Funds and ____________________________________ ("Intermediary").

WHEREAS, Fund Agent is the distributor for the AmericaFirst Quantitative Funds (“Funds”); and

WHEREAS, Intermediary is either (i) a broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name; and (ii) in the case of a participant-directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan's participant records, and

WHEREAS, pursuant to Rule 22c-2 under the Investment Company Act of 1940, the Funds are required to enter into a written agreement with each Intermediary under which the Intermediary agrees to (i) provide, at the Fund’s request, identity and transaction information about the shareholders who hold shares through an account with the Intermediary, and (ii) execute instructions from the Fund to restrict or prohibit future purchases or exchanges; and

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either a Fund Agent or Intermediary for purposes of this Agreement (the Fund Agent and the Intermediary shall be collectively referred to herein as the "Parties" and individually as a "Party").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Fund Agent and the Intermediary hereby agree as follows:

Shareholder Information:

A. Agreement to Provide Information. Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number (“ITIN”) or other government issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

i. Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

ii. Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than 10 business days, after receipt of a request. If the requested information is not on the Intermediary's books and records, Intermediary agrees to use reasonable efforts to: (i) promptly obtain and transmit the requested information; (ii) obtain assurances from the accountholder that the requested information will be provided directly to the Fund promptly; or (iii) if directed by the Fund, block further purchases of Fund

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Shares from such accountholder. In such instance, Intermediary agrees to inform the Fund whether it plans to perform (i), (ii) or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

iii. Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

B. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

i. Form of Instructions. Instructions must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the  Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

ii. Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.

iii. Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

C. Definitions. For purposes of this paragraph:

i. The term "Fund" includes the fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

ii. The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

iii. The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name. For retirement plan record keepers the term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

Arbor Court Capital LLC By: Name: Gregory B. Getts Title: President	Intermediary: By: Name: Title:

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